Exhibit 21
List of Subsidiaries
The following chart shows the name and country of organization of, and our percentage ownership in, each of our subsidiaries and participating interests in joint ventures as of September 30, 2007.

Name of subsidiary	Country of Organization	Percentage Ownership
BWH Investments BV	The Netherlands	100%
BWH Holdings (South Africa) BV	The Netherlands	100%
Cascal Investment Limited (formerly Biwater Supply Limited)	United Kingdom	100	%(1)
Cascal Services Ltd	United Kingdom	100%
BWS Finance Ltd	United Kingdom	100%
Biwater Capital Plc	United Kingdom	100%
Bournemouth & West Hampshire Holdings Ltd	United Kingdom	100%
Bournemouth & West Hampshire Water Plc	United Kingdom	100%
Bournemouth Water Plc	United Kingdom	99	%(2)
West Hampshire Water Ltd	United Kingdom	99	%(3)
Bournemouth Water Ltd	United Kingdom	100%
West Hampshire Water Ltd	United Kingdom	100%
Aqua Enterprises Limited	United Kingdom	100%
Mill Stream Insurance Limited	United Kingdom	100%
Pre-Heat Limited	United Kingdom	100	%(4)
Cascal (Chile) S.A.	Chile	100	%(5)
Aguas Santiago S.A.	Chile	100	%(5)
Servicios y Construcciones Biwater S.A.	Chile	100	%(5)
Inversiones Libardon S.A.	Chile	100	%(5)
Aguas Chacabuco S.A.	Chile	100	%(5)
Aguas de Quetena S.A.	Chile	100	%(5)
Bayesa S.A.	Chile	100	%(5)
Cascal BV (Chile) Limitada	Chile	100	%(5)(6)
Inversiones Cascal S.A.	Chile	100	%(5)
Inversiones Aguas del Sur Limitada	Chile	100	%(5)
Aguas de la Portada S.A.	Chile	100	%(5)(6)
Belize Water Services Ltd	Belize	83	%(7)
Compania Tratadora de Aguas Negros de Puerto Vallarta S.A. de C.V.	Mexico	100	%(5)(8)
Biwater Mexicana S.A. de C.V.	Mexico	100	%(5)(8)
Biwater de Mexico S.A. de C.V.	Mexico	100	%(5)(8)
Biwater Ingeniera y Proyectos S.A. de C.V.	Mexico	100	%(5)
Agua Mexicana y Operaciones S.A. de C.V.	Mexico	100	%(5)
Cascal Operations (Pty) Limited	South Africa	100%
The Greater Nelspruit Utility Company (Pty) Ltd	South Africa	90	%(10)
P.T. Adhya Tirta Batam	Indonesia	50	%(5)(9)
P.T. Adhya Tirta Sriwijaya	Indonesia	40	%(5)(9)
Subic Water & Sewerage Company Inc.	Philippines	30	%(9)
Aguas de Panama, S.A.	Panama	100	%(1)
The China Water Company Limited	Cayman Islands	87	%(11)
The China Water Company (Xinmin) Limited	British Virgin Islands	87	%(11)(12)
The China Water Company (Yanjiao) Limited	British Virgin Islands	87	%(11)(12)
The China Water Company (Qitaihe) Limited	British Virgin Islands	87	%(11)(12)
The China Water Company (Fuzhou) Limited	British Virgin Islands	87	%(11)(12)
The China Water Company (Mauritius) Limited	Mauritius	87	%(11)(12)
CWC Water Management Company Limited	British Virgin Islands	87	%(11)(12)
Fuzhou CWC Water Company Limited	People’s Republic of China	62.64	%(11)(13)
(Shenyang) Xinmin CWC Water Company Limited	People’s Republic of China	79.09	%(11)(14)
Sanhe Yanjiao CWC Water Company Limited	People’s Republic of China	82.08	%(11)(15)
Qitaihe CWC Water Company Limited	People’s Republic of China	79.09	%(11)(16)

(1)	Acquired on June 30, 2006.
(2)	Company changed name to Alderney Water Plc in January 2006 and was dissolved in February 2006.
(3)	Company changed name to Knapp Mill Water Plc in January 2006 and was dissolved in February 2006.
(4)	Acquired on February 1, 2007.
(5)	Indicates a December 31 reporting date has been used for consolidation into the Group’s March 31 results, and hence the results of these companies are incorporated with a three-month lag.
(6)	Companies were dissolved in November 2004.
(7)	Interests were divested in October 2005.
(8)	Interests were divested in October 2004.
(9)	Jointly controlled entities, reported in these financial statements under the proportional consolidation method.
(10)	Includes a 42% interest owned by Cascal Operations (Pty) Limited.
(11)	Acquired on November 15, 2006.
(12)	100% of issued capital held by The China Water Company Limited.
(13)	72% of issued capital held by The China Water Company (Fuzhou) Limited.
(14)	90.91% of issued capital held by The China Water Company (Xinmin) Limited.
(15)	94.34% of issued capital held by The China Water Company (Yanjiao) Limited.
(16)	90.91% of issued capital held by The China Water Company (Qitaihe) Limited.